EXHIBIT 3.13

                                   KSMO, INC.

                      ARTICLES OF AMENDMENT AND RESTATEMENT



THIS IS TO CERTIFY THAT:

         FIRST: KSMO, INC., a Maryland corporation (the "Corporation"), desires to amend and restate its Charter as currently in effect and as hereinafter amended.

         SECOND: The following provisions are all of the provisions of the Charter currently in effect and as hereinafter amended:


               FIRST: The name of the corporation (which is hereafter referred to as the "Corporation") is:

                                   KSMO, INC.

               SECOND: The purpose for which the Corporation is formed is to engage in the ownership and operation of television and radio broadcasting stations, to acquire, hold, own, license, sell, and otherwise deal in licenses and grants of authority issued by state and federal agencies, and the trademarks, tradenames, and call letters regarding same; and to engage in any other lawful business and to do anything permitted by the Maryland General Corporation Law.

               THIRD: The post office address of the principal office of the Corporation in this State is 2000 W. 41st Street, Baltimore, Maryland 21211. The name and post office address of the Resident Agent of the Corporation in this State is Steven A. Thomas, Esquire, 100 Light Street, Suite 1100, Baltimore, Maryland 21202. Said resident agent is an individual actually residing in this state.

               FOURTH: The total number of shares of capital stock which the Corporation has authority to issue is 1,000 shares of common stock, par value $.01 per share, for an aggregate par value of $10.00, all of one class of stock.

               FIFTH: The number of directors shall be three (3) or such other number, but not less than three (3) nor more than seven (7), as may be designated from time to time by resolution of a majority of the entire Board of Directors. Provided, however, that (a) if at any time there is no stock outstanding, the Corporation may have less than three (3) but not less than one (1) director; and (b) if there is stock outstanding and there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders. Directors need not be stockholders.

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               SIXTH: No director or officer of the Corporation  shall be liable to the Corporation or its stockholders for money damages except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered In a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) that intentionally wrongful, willful, or malicious end, in each such case, was material to the cause of action adjudicated in the proceeding.


         THIRD: The amendment to and restatement of the Charter of the Corporation, as hereinabove set forth, has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

         FOURTH:  The address of the principal office of the Corporation is 2000
W. 41st Street, Baltimore, Maryland 21211.

         FIFTH: The name and address of the Corporation's current resident agent as set forth in ARTICLE THIRD of the foregoing amendment and restatement of the charter are Steven A. Thomas, Esquire., 100 Light Street, Suite 1100, Baltimore, Maryland 21202.

         SIXTH: The number of directors of the Corporation are as set forth in ARTICLE FIFTH of the foregoing amendment and restatement of the charter. The names of the two (2) directors who have been elected by the stockholders and who shall hold office until the next annual meeting of stockholders following the expiration of their current terms are David D. Smith and David B. Amy.

         SEVENTH: The undersigned President acknowledges these Articles of Amendment and Restatement to be the corporate act of the Corporation; and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that, to the best of his knowledge, information, and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

         EIGHTH: Prior to this amendment the total number of shares of all classes of stock which the corporation had authority to issue was 1,000 of a single Class of Common Stock having a par value of one cent ($.01.) per share for a total aggregate par value of $10.00. THESE ARTICLES OF AMENDMENT AND RESTATEMENT DO NOT CHANGE THE NUMBER, CLASSIFICATION, VOTING RIGHTS, OR ANY OTHER TERMS AND CONDITIONS OF THE AUTHORIZED STOCK OF THE CORPORATION.

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         IN WITNESS  WHEREOF,  the  Corporation  has caused these Articles to be signed in its name and on its behalf by its President and attested to by its Secretary on this 22nd day of April, 1996.




WITNESS/ATTEST:                           KSMO, INC.


/s/ J. Duncan Smith                       By: /s/ David D. Smith          (SEAL)
-------------------------                     ----------------------------------
J. Duncan Smith,                              David D. Smith,
Secretary                                     President


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                            ARTICLES OF INCORPORATION

                                       OF

                                   KSMO, INC.


         FIRST: I, Jason P. Pappas, whose post off ice address is 300 N. Charles Street, 5th Floor, Baltimore, Maryland 21201, being at least 18 years of age, hereby form a corporation under and by virtue of the general laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereafter referred to as the "Corporation") is:

                                   KSMO, INC.

         THIRD: The purposes for which the Corporation is formed and the business or object to be carried on and promoted by it are as follows:

         (a) to acquire, hold, own, license, sell, and otherwise deal in licenses and grants of authority issued by state and federal agencies, and trademarks, tradenames, and call letters regarding same; and

         (b) to do anything permitted by Section 2-103 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended from time to time.

         FOURTH: The post office address of the principal office of the Corporation in this State is 2000 W. 41st Street, Baltimore, Maryland 21211, The name and post office address of the Resident Agent of the Corporation in this State is Steven A. Thomas, Esquire, 300 N. Charles Street, 5th Floor, Baltimore, Maryland 21201. Said resident agent is an individual actually residing in this state.

         FIFTH:   The  total  number  of  shares  of  capital  stock  which  the
Corporation has authority to issue is 1,000 shares of common stock, par value $.01, all of one class of stock.

         SIXTH:

         (a) The number of directors of the Corporation which shall constitute the whole Board shall not be less than four (4) directors. The exact number of directors shall be fixed from time to time by the Board of Directors pursuant to Resolution adopted by a majority of the entire Board of Directors. The directors shall be divided into three (3) classes, as nearly in number as possible, with respect to the time for which they shall severally hold office. Directors of the first class chosen shall hold office for one year or until the first annual election following their election; directors of the second class chosen shall hold office for three (3) years or until the third annual election following their election; and directors of the third class chosen shall hold office for five (5) years or until the fifth annual election following their election; and in each

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case,  until their  successors to the class of directors whose term shall expire at that time shall be elected to hold office for a term of five (5) years, so that the term of office of one class of directors shall expire in each year. Each director elected shall hold office until their successors shall be elected and shall qualify.

         (b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from off ice , or other cause shall be filled by a majority vote of the remaining directors, though less than a quorum, and the directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders at which the successors shall be elected and qualify.

         (c) At any meeting of the stockholders called for the purpose, any director may, by a majority vote of all of the shares of stock outstanding and entitled to vote, be removed from office, but only for cause.

         (d) Notwithstanding anything contained in these Articles of Incorporation to the contrary the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote for election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article SIXTH.

         The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualified are: David D. Smith, Frederick G. Smith, J. Duncan Smith, and Robert E. Smith.

         SEVENTH: The following provisions are hereby adopted for the purpose of defining, limiting, and regulating the powers of the Corporation and of the directors and stockholders:

         (a) the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any class, whether now or hereafter authorized;

         (b) the Corporation reserves the right from time to time to make any amendment of its Charter, nor or hereafter authorized by law, including any amendment which alters the contract rights, as set forth in its Charter, or any outstanding stock;

         (c) the Board of Directors of the Corporation may classify or reclassify any unissued stock by setting or changing in any one or more respects, from time to time before issuance of such stock, the preferences, conversion, or other rights, voting powers, restrictions and terms and conditions of redemption of such stock.

         The enumeration and definition of a particular power of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the Charter of the Corporation, or

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construed  as or deemed by  inference  or  otherwise in any manner to exclude or limit any power conferred upon the Board of Directors under the Maryland General Corporation Law now or hereafter in force.

         EIGHTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages except (i) to the extent that it is proved that such director or officer actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property, or services actually received, or (ii) to the extent that a judgment or other final adjudication adverse to such director or officer is entered in a proceeding based on a finding in the proceeding that such director's or officer's action, or failure to act, was (a) the result of active and deliberate dishonesty, or (b) that intentionally wrongful, willful, or malicious end, in each such case, was material to the cause of action adjudicated in the proceeding.

         NINTH: The duration of the Corporation shall be perpetual.

IN WITNESS WHEREFOR, I have signed these Articles of Incorporation on this 28th day of July, 1993, and I acknowledge the same to be my act.


                                        /s/ Jason P. Pappas
                                        -----------------------------
                                        Jason P. Pappas
                                        Incorporator

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